 THE MONEY STORE ASSET BACKED CERTIFICATES                 RECORD DATE: 08/31/00
 SERIES 1998-I                                      DETERMINATION DATE: 09/12/00
 STATEMENT TO CERTIFICATEHOLDER                      DISTRIBUTION DATE: 09/15/00
                                                                               A

===================================================================================================================================
                                    Original       Beginning                             Current                      Ending
                     Certificate   Certificate    Certificate                            Realized     Total        Certificate
    Class    Cusip      Rate         Balance        Balance      Interest    Principal     Loss    Distribution      Balance
-----------------------------------------------------------------------------------------------------------------------------------
     AH    60934YAP5  6.88875%   155,250,000.00  66,271,637.64  393,121.97  3,154,729.42   0.00    3,547,851.40    63,116,908.22
Factors per
  Thousand                                                      2.53218663   20.32031835            22.85250497     406.55013344
-----------------------------------------------------------------------------------------------------------------------------------
    MH-1   60934YAV2  7.16875%    16,750,000.00  16,750,000.00  103,399.26      0.00       0.00      103,399.26    16,750,000.00
Factors per
  Thousand                                                      6.17309028    0.00000000             6.17309028    1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
    MH-2   60934YAW0  7.36875%    15,250,000.00  15,250,000.00   96,766.02       0.00      0.00       96,766.02    15,250,000.00
Factors per
  Thousand                                                      6.34531250    0.00000000             6.34531250       1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     BH    60934YAX8  8.46875%    12,750,000.00  12,750,000.00   92,979.82       0.00      0.00       92,979.82    12,750,000.00
Factors per
  Thousand                                                      7.29253472    0.00000000             7.29253472       1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    POOL                         200,000,000.00 111,021,637.64  686,267.07  3,154,729.42   0.00    3,840,996.49   107,866,908.22
   TOTALS                                                       6.18138125   28.41544667            34.59682792     539.33454108
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      X       n/a     0.00000%        0.00            0.00         0.00         0.00       0.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================================
   TOTALS                        200,000,000.00  111,021,637.64 686,267.07  3,154,729.42   0.00    3,840,996.49   107,866,908.22
===================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

 THE MONEY STORE ASSET BACKED CERTIFICATES                 RECORD DATE: 08/31/00
 SERIES 1998-I                                      DETERMINATION DATE: 09/12/00
 STATEMENT TO CERTIFICATEHOLDER                      DISTRIBUTION DATE: 09/15/00
                                                                               A


===========================================================================================

                             Certificate Information



            Interest       Carry Forward  Applied Realized     Realized     Unpaid Realized
           Requirement         Amount        Loss Amount      Loss Amount     Loss Amount

 AH        393,121.97          0.00             0.00             0.00            0.00
MH-1       103,399.26          0.00             0.00             0.00            0.00
MH-2        96,766.02          0.00             0.00             0.00            0.00
 BH         92,979.82          0.00             0.00             0.00            0.00
===========================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

 THE MONEY STORE ASSET BACKED CERTIFICATES                 RECORD DATE: 08/31/00
 SERIES 1998-I                                      DETERMINATION DATE: 09/12/00
 STATEMENT TO CERTIFICATEHOLDER                      DISTRIBUTION DATE: 09/15/00
                                                                               A

====================================================================================================================================


     SCHEDULE OF REMITTANCE
Aggregate Amount Received            3,909,436.91        FEES
                                                         Contingency Fee             23,009.49
(Contingency Fee)                      (23,009.49)       Expense Account              1,850.36
(Escrow)                               (37,078.57)       FHA Prremiun                 7,812.19
(Late Charges)                         (33,231.54)       Servicer Fee                23,009.49
(Servicer Fee)                         (23,009.49)       Trust Administrator Fee      1,399.78
(Unreimbursed Monthly Advance)               0.00        FHA Custodian Fee               48.27
Monthly Advance                         57,551.22
                                    --------------
                                       (58,777.87)
                                                         PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
AVAILABLE REMITTANCE AMOUNT          3,850,659.04           5/31/00              6/30/00              7/31/00
                                    ==============          -------              -------              -------
                                                            12.992%              12.984%              12.982%


                                                      -----------------------------------------------------------------------------
       EXHIBIT L                                        DELINQUENT INFOR.              # LOANS        AMOUNT        PERCENTAGE
                                                      -----------------------------------------------------------------------------
                                                      Delinquent 1-29 Days               843       17,187,990.08       15.28%
-----------------------------------------------       Delinquent 30-59 Days              160        2,980,842.91        2.65%
  Outstanding Balance           112,493,049.80        Delinquent 60-89 Days               92        1,624,745.38        1.44%
-----------------------------------------------       Delinquent 90 and over             142        2,902,647.62        2.58%
       # Accounts                        5,936        Loans in Foreclosure                18          377,100.92        0.34%
-----------------------------------------------       REO Property                         3           60,816.16        0.05%
                                                                            -------------------------------------------------------
                                                      TOTALS                           1,258       25,134,143.07       22.34%
                                                      =============================================================================

====================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

 THE MONEY STORE ASSET BACKED CERTIFICATES                 RECORD DATE: 08/31/00
 SERIES 1998-I                                      DETERMINATION DATE: 09/12/00
 STATEMENT TO CERTIFICATEHOLDER                      DISTRIBUTION DATE: 09/15/00
                                                                               A

====================================================================================================================================


           COLLATERAL INFORMATION
Accelerated Principal Distribution                516,369.23  Payments And Reimbursements to the
                                                                Servicers Pursuant to:
Adjusted Mortgage Interest Rate                      12.376%       SECTION 5.04 (b)                                             0.00
Aggregate Beginning Principal Balance of
  Loans                                       115,843,872.40       SECTION 5.04 (c)                                             0.00
Aggregate Ending Principal Balance of Loans   112,493,049.80       SECTION 5.04 (d)(ii)                                         0.00
Class X Remittance Amount Payable Pursuant
    to section 6.08(d)(z)(xix)                          0.00       SECTION 5.04 (e)                                     1,876,596.62
Compensating Interest                                 444.36       SECTION 5.04 (f)(i)                                     46,018.98
Curtailments                                      106,997.35  Principal Prepayments (Number/Amount)           127       2,036,402.82
Excess and Monthly Payments                       252,257.68  Realized Losses (Current/Cumulative)     796,876.44      17,446,866.55
FHA Payments and Related Payments Received        164,025.39  Reserve Amount                                                       *
FHA Claims Filed During the Due Period            140,067.22  Specified Subordinated Amount                            10,300,000.00
FHA Claims Paid during the Due Period             164,025.39  Subordinated Amount                                       4,822,234.76
FHA Claims Denied by FHA During the Period              0.00  WAC                                                            12.977%
FHA Claims Pending by FHA during the Period       689,791.59  WAM                                                             211.41
FHA Cumulative Claims Paid                      1,805,868.14  Weighted Average Adjusted Mortgage Loan Remittance Rate         7.207%
Interest Received                               1,192,954.42
Libor                                               6.61875%
Monthly Excess Spread Percentage                    100.000%
Net Funds Cap                                        12.457%
Supplemental Account Interest Payment For:
     Class AH                                           0.00
     Class MH-1                                         0.00
     Class MH-2                                         0.00
     Class BH                                           0.00

====================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

* = Left blank because the Servicer is reviewing the numbers based on questions the Servicer has raised concerning the numbers previously reported. Servicer is researching the issue and will report the results of such research.